AMENDMENT NO. 1

FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement, effective as of April 30, 2014, among Lincoln National Life Insurance Company (“LNLIC”) and Lincoln Life & Annuity Company of New York (“LLACNY”) (collectively, the “Insurance Company”), Lincoln Variable Insurance Products Trust (“LVIP”), an open-end management investment company organized as a Delaware statutory trust, separately on behalf of each of its series listed on Exhibit A (the “Lincoln Fund”), Lincoln Financial Distributors, Inc. (“Lincoln Distributor”), AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (“AVIF”), an open-end management investment company organized as a Delaware statutory trust, separately on behalf of each of its corresponding series listed on Schedule A (the “Invesco Fund”), and Invesco Distributors, Inc. (“Invesco Distributor”) (collectively, the “Parties”), is hereby amended as follows:

WHEREAS, the parties desire to amend and replace Schedule A of the Agreement.

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties hereby agree to amend the Agreement as follows:

Effective April 30, 2015, Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

Schedule A

LVIP Fund of Funds	Corresponding Invesco Fund
LVIP Invesco Diversified Equity-Income RPM Fund	Invesco V.I. Core Equity

LVIP Invesco Diversified Equity-Income RPM Fund	Invesco V.I. Diversified Dividend

LVIP Invesco Diversified Equity-Income RPM Fund	Invesco V.I. Equity and Income Fund

LVIP Multi-Manager Global Equity RPM Fund	Invesco V.I. Comstock Fund

LVIP Multi-Manager Global Equity RPM Fund	Invesco V.I. Core Equity

LVIP Multi-Manager Global Equity RPM Fund	Invesco V.I. Diversified Dividend

LVIP Multi-Manager Global Equity RPM Fund	Invesco V.I. Equity and Income Fund

LVIP U.S. Growth Allocation Managed Risk Fund	Invesco V.I. Diversified Dividend Fund

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS), separately on behalf of each of its series listed in Schedule A

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

By:	/s/ Brian C. Thorp
Name:	Brian C. Thorp
Title:	Vice President

LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Daniel R. Hayes
Name:	Daniel R. Hayes
Title:	Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:	/s/ Daniel R. Hayes
Name:	Daniel R. Hayes
Title:	Vice President

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, separately on behalf of each of its series listed in Schedule A

By:	/s/ Daniel R. Hayes
Name:	Daniel R. Hayes
Title:	President

LINCOLN FINANCIAL DISTRIBUTORS, INC.

By:	/s/ Thomas O’Neill
Name:	Thomas O’Neill
Title:	SVP, COO & Head of Financial Institutions Group

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